Niessen, Dunlap & Pritchard, P.C.
       Certified Public Accountants & Business Consultants
     590 Bethlehem Pike, P.O. Box 606, Colmar, PA 18915-0606
                (215) 997-7200, Fax (215) 997-7295



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated July 7, 1997, in this quarterly report on Form 10-QSB for D.H. Marketing & Consulting, Inc.


                                         /s/ NIESSEN, DUNLAP & PRITCHARD, P.C.
                                             NIESSEN, DUNLAP & PRITCHARD, P.C.

Colmar, Pa.
July 28, 1997